UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

TUT SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 25, 2006

TO THE STOCKHOLDERS OF TUT SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Tut Systems, Inc., a Delaware corporation, will be held on May 25, 2006 at 10:00 a.m., local time, at the Hilton Garden Inn, 14850 Kruse Oaks Drive, Lake Oswego, Oregon 97035, for the following purposes:

1.	To consider and elect two Class II directors for a term of three years or until their successors are duly elected and qualified;

2.	To consider and ratify the appointment of PricewaterhouseCoopers LLP as Tut Systems’ independent registered public accounting firm for the fiscal year ending December 31, 2006;

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the accompanying proxy statement. Our Board of Directors has established the close of business on April 13, 2006 as the record date for determining the stockholders entitled to notice of, and vote at the annual meeting or any adjournment thereof.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If a stockholder who has submitted a proxy attends the meeting in person, that stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors

Salvatore D’Auria
Chairman, President and Chief Executive Officer

Lake Oswego, Oregon

April 18, 2006

TUT SYSTEMS, INC.

6000 SW Meadows Rd, Suite 200

Lake Oswego, Oregon, 97035

PROXY STATEMENT

2006 ANNUAL MEETING OF THE STOCKHOLDERS

TO BE HELD MAY 25, 2006

April 18, 2006

INTRODUCTION

The board of directors (the “Board of Directors”) of Tut Systems, Inc., a Delaware corporation (the “Company”), hereby solicits your proxy on behalf of the Company for use at the 2006 annual meeting (the “Annual Meeting”) of the Company’s stockholders and at any postponements or adjournments thereof. The Annual Meeting will be held at the Hilton Garden Inn, 14850 Kruse Oaks Drive, Lake Oswego, Oregon 97035, on May 25, 2006, at 10:00 a.m. local time.

At the Annual Meeting, the following matters will be considered:

1.	To consider and elect two Class II directors for a term of three years or until their successors are duly elected and qualified;

2.	To consider and ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006;

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends that stockholders vote FOR the election as director of the nominees named herein, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the 2006 fiscal year.

The Company’s principal executive office is located at 6000 SW Meadows Rd, Suite 200, Lake Oswego, Oregon 97035, and its telephone number is (971) 217-0400. The Company expects to mail this proxy statement and the accompanying proxy on or about April 27, 2006.

In most cases, only one annual report and proxy statement is being delivered to multiple stockholders sharing an address unless the Company has received a written or oral request for a separate copy of the annual report and proxy statement. A separate copy of the annual report and proxy statement can be requested by calling the Company at (971) 217-0400 or by sending a written request to the Company at 6000 SW Meadows Rd, Suite 200, Lake Oswego, Oregon, 97035. Stockholders sharing an address who are receiving multiple copies of the annual report and proxy statement may request delivery of a single copy of the annual report and proxy statement by either calling the Company at the number listed above or by sending a written request to the Company at the address listed above.

RECORD DATE AND VOTING

Record Date; Outstanding Shares

Stockholders of record at the close of business on April 13, 2006 are entitled to notice of and to vote at the Annual Meeting. As of April 13, 2006, 33,647,810 shares of our common stock, $0.001 par value, were issued and outstanding and entitled to vote at the Annual Meeting. The closing price of our common stock on April 13, 2006, as reported by Nasdaq, was $2.89 per share.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us or our transfer agent a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person; however, the mere presence at the Annual Meeting of a stockholder who has previously appointed a proxy will not revoke the prior appointment.

Voting and Solicitation

On all matters, each share has one vote.

The cost of soliciting proxies will be borne by us. We have retained the services of ADP Investor Communication Services to aid in the solicitation of proxies. We estimate that the fees for their services, which do not depend on the outcome of the voting, will be $5,000, plus reasonable out-of-pocket expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax or otherwise.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock issued and outstanding on April 13, 2006. Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote, or votes cast, at our Annual Meeting with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a matter (other than the election of directors). In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, with the exception of the proposal for the election of directors, abstentions will have the same effect as a vote against the proposal. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists. In addition, broker non-votes with respect to proposals set forth in this proxy statement will be counted only for purposes of determining the presence or absence of a quorum and will not be considered votes cast. Accordingly, broker non-votes will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

General

Our Board of Directors is currently comprised of five directors who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships among any of the Company’s directors and executive officers.

Nominee for the Class II Directors

Two Class II director are to be elected at the Annual Meeting for a three-year term ending in 2009. Our Board of Directors has nominated Steven Levy for election and Neal Douglas for re-election as Class II directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Mr. Douglas and election of Mr. Levy. We expect that Messrs. Douglas and Levy will accept such nominations. However, in the event that such nominee is unable to or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee designated by our present Board of Directors. The term of office of the person elected as a director will continue until such directors’ term expires in 2009 or until such directors’ successor has been duly elected and qualified.

Information Regarding Nominee and Other Directors

Set forth below is certain information regarding the nominee for Class II directors and each of our other directors whose term of office continues after the Annual Meeting. Information as to the stock ownership of each director and all of our current directors and executive officers as a group is set forth below under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” on page 9.

Name	Age	Position with the Company	Director Since
Class I Director
Clifford H. Higgerson	66	Director	1993

Class II Director nominees
Neal Douglas	47	Director	1997
Steven Levy	49	Director	2005

Class III Director nominees
Salvatore D’Auria	50	Chairman of the Board, President and Chief Executive Officer	1994
Roger H. Moore	64	Director	1997

NOMINEES FOR CLASS II DIRECTORS WITH TERMS EXPIRING IN 2009

Neal Douglas has served as one of our directors since December 1997. From December 1999 to October 2003, he served as the Managing General Partner of Spectrum Equity Investors, L.P., a venture capital firm investing exclusively in the communications industry. Mr. Douglas was a co-founder of AT&T Ventures, the venture capital affiliate of AT&T Corporation, and has served as a General Partner since January 1993. From May 1989 to January 1993, Mr. Douglas was a partner of New Enterprise Associates, a venture capital firm. Prior to this, he was an investment professional with Crosspoint Venture Partners and was a member of the technical staff at Bell Laboratories. Mr. Douglas holds a B.S. in Electrical Engineering from Cornell University, an M.S. in Electrical Engineering from Stanford University, and an M.B.A. from the University of California at Los Angeles.

Steven Levy has served as one of our directors since October 2005. Mr. Levy served as a Managing Director and Global Head of Communications Technology Research at Lehman Brothers. Before joining Lehman Brothers, Mr. Levy was a Director of Telecommunications Research at Salomon Brothers, Managing Director and Head of the Communications Research Team at Oppenheimer & Co. and a senior communications analyst at Hambrecht & Quist. Mr Levy has served as a director of Zhone Technologies since April 2006. Mr. Levy received his M.B.A. and his B.S. in Materials Engineering from Rensselaer Polytechnic Institute in 1980 and 1978, respectively.

INCUMBENT CLASS III DIRECTORS WITH TERMS EXPIRING IN 2007

Salvatore D’Auria has served as our President, Chief Executive Officer and one of our directors since August 1994. Since January 2000, Mr. D’Auria has served as Chairman of our Board of Directors. He served as our Chief Operating Officer from May 1994 to August 1994. From August 1993 to May 1994, Mr. D’Auria performed various consulting services for networking software companies. Mr. D’Auria joined Central Point Software in October 1989 as Director of Product Marketing and was appointed as Vice President of Marketing in April 1990, and held various Vice President positions until August 1993. From 1980 to 1989, Mr. D’Auria served in various marketing and management positions at Hewlett Packard. Mr. D’Auria holds a B.S. in Physics from Clarkson University.

Roger Moore has served as one of our directors since March 1997. From October 1998 to December 2001, Mr. Moore served as President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of network, database and billing services to the communications industry. Mr. Moore retired effective December 31, 2001. Mr. Moore also served as a director of Illuminet Holdings from July 1998 to December 2001. From January 1996 to August 1998, Mr. Moore served as President and Chief Executive Officer of Illuminet. From September 1998 to October 1998, Mr. Moore served as President, Chief Executive Officer and a director of VINA Technologies, Inc., a telecommunications equipment company. Mr. Moore has served as a director of Western Digital Corporation since 2000, a director of Verisign, Inc. since February 2002, a director of Arbinet-thexchange, Inc. since 2005 and Consolidated Communications, Inc. since 2005. Mr. Moore holds a B.S. in General Science from Virginia Polytechnic Institute and State University.

INCUMBENT CLASS I DIRECTOR WITH TERM EXPIRING IN 2008

Clifford Higgerson has served as one of our directors since July 1993. Since October 2005, Mr. Higgerson has been a Venture Advisor with CH Ventures. Since July 1987, Mr. Higgerson has been a partner of Com Ventures, a venture capital firm specializing in the communications industry, and since September 1991, he has been a partner of Vanguard Venture Partners, a venture capital firm. He has also served as a Managing Partner and Director of Research for Hambrecht & Quist, and as a special limited partner and Director of the Communications Group for L.F. Rothschild, Unterberg, Towbin. Mr. Higgerson earned his B.S. in Electrical Engineering from the University of Illinois and an M.B.A. in Finance from the University of California at Berkeley.

Board of Directors and Committees

Our Board of Directors held a total of seven meetings during 2005. During the time each director served on our Board in 2005, no director attended fewer than 75% of the meetings of our Board of Directors. No director attended fewer than 75% of the meetings of committees, if any, upon which such director served. Certain matters approved by our Board of Directors were approved by unanimous written consent. All directors, other than Mr. D’Auria, are independent for purposes of the Nasdaq listing standards.

The Audit Committee of our Board of Directors currently is composed of Neal Douglas, Clifford H. Higgerson and Roger Moore. Our Audit Committee is responsible for overseeing the services provided by the Company’s independent registered public accounting firm, and reviews our annual audit and meets with our independent registered public accounting firm to review our internal accounting procedures and financial management practices. Our Audit Committee held a total of four meetings during 2005. The Board of Directors has determined that Cliff Higgerson is an audit committee financial expert as defined under applicable SEC rules. Each of the members of the Audit Committee is independent for purposes of Nasdaq listing standards.

The Compensation Committee of our Board of Directors currently is composed of Neal Douglas and Roger Moore. Our Compensation Committee makes recommendations concerning salaries, stock options, incentives and other forms of compensation for our directors, officers and other employees, subject to ratification by our full Board of Directors. Our Compensation Committee is also empowered to administer our various stock plans. Our Compensation Committee held five meeting during 2005. Each of the members of the Compensation Committee is independent for purposes of Nasdaq listing standards.

The Governance and Nominating Committee of our Board of Directors currently is composed of Neal Douglas and Roger Moore. Our Governance and Nominating Committee reviews and makes recommendations to the Board of Directors regarding matters concerning corporate governance, reviews the composition and evaluates the performance of the Board of Directors and related committees, selects, or recommends director nominees for the Board of Directors and related committees, and evaluates director compensation. Our Governance and Nominating Committee held one meeting during 2005. Each of the members of the Governance and Nominating Committee is independent for purposes of the Nasdaq listing standards.

Code of Ethics

We have adopted a Code of Ethics for Principal Executive Officers, Principal Financial Officers and Principal Accounting Officers, which, in addition to our Audit Committee charter and Governance and Nominating Committee charter, is available on our website at www.tutsystems.com.

Director Nominations

The Governance and Nominating Committee will consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1,000 shares of the Company’s common stock (as may be adjusted from time to time based on stock splits, stock combinations and the like) continuously for at least twelve months prior to the date of the submission of the recommendation. A stockholder that desires to recommend a candidate for election to the Board of Directors must direct the recommendation in written correspondence by letter to Tut Systems, Inc., attention Chief Financial Officer, at the Company’s offices at 6000 SW Meadows Rd., Suite 200, Lake Oswego, Oregon 97035. Such written letter must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between the candidate and the Company within the last three years, evidence of the required ownership of Company stock by the recommending stockholder, a statement from the recommending stockholder in support of the candidate, personal references of the nominee and a written indication by the candidate of her/his willingness to serve, if elected. The Governance and Nominating Committee does not believe that there are specific, minimum qualifications that must be met by a candidate for the Board of Directors or that there are specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In order to identify and evaluate nominees for director, including nominees recommended by security holders, the Governance and Nominating Committee regularly reviews the current composition and size of the Board of Directors, reviews qualifications of nominees, evaluates the performance of the Board of Directors as a whole, evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders, considers the need of the Board of Directors and its respective committees, considers such factors as issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and potential conflicts of interest and considers such other factors as the Governance and Nominating Committee may deem appropriate.

Communications with the Board of Directors

The Company does not have formal procedures for stockholder communication with the Board of Directors. Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to the Company’s corporate secretary at 6000 SW Meadows Rd, Suite 200, Lake Oswego, Oregon 97035, with a request to forward the same to the intended recipient. In general, all stockholder communication delivered to the Company’s corporate secretary for forwarding to the Board of Directors or specified Board of Directors or a specified member thereof will be forwarded in accordance with the stockholder’s instructions. However, the corporate secretary reserves the right to not forward any abusive, threatening or otherwise inappropriate materials.

The Company encourages all incumbent directors and nominees for election as director to attend the Annual Meeting. None of our directors, other than Mr. D’Auria, attended the Annual Meeting in June 2005.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee of our Board of Directors are Messrs. Douglas and Moore. None of the members of our Compensation Committee is currently or has been, at any time since our formation as a company, one of our officers or employees. During 2005, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as one of our directors.

Required Vote and Board of Directors’ Recommendations

If a quorum is present and voting, the nominee for director receiving the highest number of affirmative votes will be elected to our Board of Directors. Broker non-votes and votes withheld from any director will be counted for purposes of determining the presence of a quorum, but will have no other legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand LLP) has audited our financial statements since 1992. Our Board of Directors recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. A representative of PricewaterhouseCoopers LLP is expected to be available at our Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

The following table presents the aggregate fees billed for the indicated services performed by PricewaterhouseCoopers LLP during the 2005 and 2004 fiscal years.

	2004	2005
Audit Fees	$261,395	$365,720
Audit-Related Fees	39,850	13,575
Tax Fees	20,748	17,987
All Other Fees	1,500	1,500

Total	$323,493	$398,782

Audit Fees.    Audit Fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements, quarterly review of financial statements included in the Company’s 10-Qs, and audit services provided in connection with other statutory and regulatory filings.

Audit-Related Fees.    Audit-Related Fees include professional services reasonably related to the audit of the Company’s financial statements, including but not limited to consultation on accounting standards or transactions, due diligence related to acquisitions and investments, advisory work for Section 404 of the Sarbanes-Oxley Act of 2002 and audits of employee benefit plans.

Tax Fees.    Tax Fees include professional services related to tax compliance, tax advice and tax planning, including but not limited to the preparation of federal and state tax returns.

All Other Fees.    All Other Fees consists of a subscription fee for an online accounting research tool.

The Audit Committee determined that the independent registered accounting firm’s provision of non-audit services in 2005 is compatible with and does not impair the independent registered accounting firm’s independence. The Audit Committee approved all of the services provided by PricewaterhouseCoopers LLP in 2005. Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve, explicitly, audit and permissible non-audit services to be provided to the Company by the independent registered accounting firm, except where pre-approval of audit and permissible non-audit services is not required under applicable SEC Rules. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Required Vote and Board of Directors’ Recommendations

The affirmative vote of a majority of the shares present and voting at a meeting at which a quorum representing a majority of all outstanding shares of Tut Systems common stock is present and voting, will be required to ratify the appointment of PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.

OTHER INFORMATION

Executive Officers

In addition to Mr. D’Auria, our executive officers are as follows:

Name	Age	Position
Randall Gausman	57	Vice President, Finance and Administration, Chief Financial Officer and Secretary

Robert Noonan	43	Vice President, Global Sales and Customer Care

Randall Gausman has served as our Vice President, Finance and Administration, Chief Financial Officer and Secretary on April 30, 2003. From April 2002 to March 2003, Mr. Gausman was a financial consultant and acting chief financial officer for several technology companies. Mr. Gausman served as our acting Chief Financial Officer from September 2002 until November 2002. From July 2001 to March 2002, Mr. Gausman served as Chief Financial Officer for iBEAM Broadcasting Corporation. From November 1996 to April 2001, Mr. Gausman served as Chief Financial Officer and Secretary for Zantaz, Inc. Mr. Gausman holds a B.S. in Finance and an M.B.A. from the University of Southern California.

Robert Noonan has served as Vice President of Global Sales and Customer Care since November 2002. Prior to that time, Mr. Noonan had served in that same role at VideoTele.com (VTC), which was acquired by the Company in November 2002, since April 2000. While at VTC, between December 1999 and April 2000, Mr. Noonan served as Director of Sales, and from March 1998 to December 1999, he was Director of U.S. Sales. Between November 1989 and March 1998, Mr. Noonan held many sales and market development positions in Tektronix’s video and networking division, including North American Sales Director and Central Area Director of Sales. Prior to joining Tektronix, Mr. Noonan held several engineering and sales positions at US Sprint and Brand-Rex Fiberoptics. Mr. Noonan holds a B.S. in mechanical engineering from the University of Lowell, Lowell, Massachusetts.

Our executive officers are appointed by the Board of Directors and serve until their successors are elected or appointed or until the earlier of their death or resignation. There are no family relationships among any of the Company’s executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of April 13, 2006.

Except as otherwise noted, the address of each person listed in the table is c/o Tut Systems, Inc., 6000 SW Meadows Drive, Suite 200, Lake Oswego, Oregon, 97035. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. The applicable percentage of ownership for each stockholder is based on 33,647,810 shares of common stock outstanding as of April 13, 2006, together with all shares of common stock subject to options exercisable within 60 days following April 13, 2006 for that stockholder. Shares of common stock issuable upon exercise of options and other rights beneficially owned are deemed outstanding for the purpose of computing the percentage ownership of the person holding these options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

	Common Shares Owned	Options Exercisable Within 60 Days	Shares Beneficially Owned (1)
			Number	Percent
Kopp Investment Advisors, Inc. (2)	10,817,928	—	10,817,928	32%
Austin W. Marxe and David M. Greenhouse (3)	3,320,995	—	3,320,995	10%
Bonanza Capital, Ltd. (4)	1,945,000	—	1,945,000	6%
Tektronix, Inc. (5)	1,883,597	—	1,883,597	6%
Salvatore D’Auria	93,086	1,247,000	1,340,086	4%
Neal Douglas	—	85,750	85,750	*
Clifford Higgerson	29,761	85,750	115,511	*
Steven Levy	—	5,833	5,833	*
Roger Moore	1,000	87,750	88,750	*
Randall Gausman	2,200	239,166	241,366	*
Robert Noonan	11,250	263,332	274,582	*

All executive officers and directors as a group (7) persons	137,297	2,014,581	2,151,878	6%

*	Less than 1% of the shares of common stock outstanding.
(1)	This table is based upon information supplied by executive officers, directors and beneficial stockholders. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.
(2)	The address of record for Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, Minnesota 55435. Based on information contained in a statement on Schedule 13D, dated April 10, 2006, as filed with the Securities and Exchange Commission, Kopp Investment Advisors, LLC (KIA) reported sole voting power over 7,327,728 shares, sole dispositive power over 3,300,000 shares and shared dispositive power over 4,208,928 shares. KIA is wholly owned by Kopp Holding Company (KHC), which is wholly owned by Mr. LeRoy C. Kopp. KHC reported beneficial ownership of 7,943,928 shares. Kopp Holding Company, LLC (KHCLLC) is the parent entity of KIA and is controlled by KHC. KHCLLC reported beneficial ownership of 7,508,928 shares. Mr. Kopp reported beneficial ownership of 10,817,928 shares, of which he reported sole voting power over 3,309,000 shares and sole dispositive power over 3,309,000 shares. Kopp Emerging Growth Fund is a registered investment company and a client of KIA. Kopp Emerging Growth Fund reported beneficial ownership of 3,300,000 shares.
(3)

Austin W. Marxe (Marxe) and David M. Greenhouse (Greenhouse) are the controlling principals of AWM Investment Company Inc. The address of record is 527 Madison Ave, Suite 2600, New York, New York, 10022. Based on information contained in a statement on Schedule 13G, dated February 14, 2006, as filed with the Securities and Exchange Commission, Marxe and Greenhouse share sole voting and investment power over 1,353,846 shares of common stock and 676,923 warrants owned by Special Situations Fund III Qp, L.P., 118,672 shares of common stock and 59,336 warrants owned by Special Situations Fund III, L.P., 312,962 of common stock and 156,481 warrants owned by Special Situations Private Equity Fund, L.P., 59,629 shares of common stock and 29,814 warrants owned by Special Situations Technology Fund, L.P., and 368,888 shares of common stock and 184,444 warrants owned by Special Situations Technology Fund II., L.P.

(4)	The address of record for Bonanza Capital Inc. is 300 Crescent Court, Suite 1740, Dallas, Texas 75201. Based on information contained in a statement on Schedule 13G, dated February 14, 2006, as filed with the Securities and Exchange Commission, Bonanza Capital, Ltd. and Bonanza Master Fund, Ltd. reported shared voting and dispositive power over 1,945,000 shares and beneficial ownership of 1,945,000 shares.
(5)	The address of record for Tektronix, Inc. is 14200 SW Karl Braun Drive, Beaverton, Oregon 97077. Based on information contained in a statement on Schedule 13G/A, dated February 8, 2006, as filed with the Securities and Exchange Commission, Tektronix, Inc. reported sole voting and dispositive power over 1,883,597 shares and beneficial ownership of 1,883,597 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table.

The following table sets forth the compensation earned by our Chief Executive Officer and each of our executive officers for services to us in all capacities during each of the years ended December 31, 2005, 2004, and 2003:

Summary Compensation Table

Long-Term Compensation Awards
		Annual Compensation						Securities Underlying Options	All Other Compensation
Name and Principal Position	Year	Salary		Bonus	Other (1)
Salvatore D’Auria President and Chief Executive Officer	2005 2004 2003	$325,000 325,000 325,000		$125,000 100,000 —	$	— 123,339 —	(2)	— 200,000 150,000	$	— — —

Randall Gausman (3) Vice President, Finance and Administration, Chief Financial Officer and Secretary	2005 2004 2003	200,000 200,000 137,617		15,000 30,000 —		— — —		30,000 50,000 170,000		— —

Robert Noonan Vice President, Global Sales and Customer Care	2005 2004 2003	281,919 231,507 201,514	(4) (4) (4)	— 20,000 —		— — —		75,000 75,000 20,000		— — —

(1)	Other annual compensation in the form of perquisite and other personal benefits, securities or property has been omitted in those cases where the aggregate amount of such compensation is less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer.
(2)	Consists of relocation costs of $123,339 paid to Mr. D’Auria during 2004.
(3)	Mr. Gausman joined our Company on April 30, 2003.
(4)	Includes commissions of $98,586 paid to Mr. Noonan during 2005, commissions of $71,507 paid during 2004, and commissions of $41,514 paid during 2003.

Stock Option Information.

The following table sets forth certain information for the year ended December 31, 2005 with respect to each grant of stock options to our executive officers:

Option Grants During the Year Ended December 31, 2005

			Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (1)
	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in 2005 (3)	Exercise Price Per Share (4)	Expiration Date

Name						5%	10%
Salvatore D’ Auria	—		—%	$—	—	$—	$—
Randall Gausman	30,000	(2)	2.9	2.93	6/24/2015	55,280	140,090
Robert Noonan	75,000	(2)	7.2	2.93	6/24/2015	138,200	350,225

(1)	In accordance with the rules of the Securities and Exchange Commission, shown are the gains or “options spreads” that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future prices of our common stock.
(2)	The options vest as to 1/48th of the total number of shares subject to the option each month following the date of grant.
(3)	In 2005 the Company granted employees options to purchase an aggregate of 1,048,370 shares of our common stock. This total does not include options granted to non-employees of the Company, such as directors and consultants.
(4)	The exercise price per share of each option was equal to the fair value of our common stock based on the closing price per share of our common stock as quoted on the Nasdaq National Market on the trading day immediately prior to the date of grant.

Aggregate Option Exercises and Option Values.

The following table sets forth information with respect to each of our executive officers concerning option exercises for the fiscal year ended December 31, 2005 and exercisable and unexercisable options held as of December 31, 2005:

	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised options December 31, 2005		Value of Unexercised in-the-money options December 31, 2005 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Salvatore D’ Auria	—	$—	1,242,833	4,167	$1,171,916	$6,334
Randall Gausman	—	—	216,111	43,889	144,544	17,556
Robert Noonan	—	—	250,833	69,167	256,550	13,150

(1)	The fair market value of our common stock based on the closing price of our common stock as quoted on The Nasdaq National Market on December 31, 2005 was $2.99 per share.

Director Compensation

On June 23, 2005, our outside directors each received an option to purchase 15,000 shares of our common stock in lieu of cash fees for attending meetings of our Board of Directors or any committee of our Board of

Directors in the fiscal year ended 2005. These options vest ratably over a twelve month period which began on June 23, 2005. Our outside directors are reimbursed for out-of-pocket expenses incurred in connection with their attendance at meetings of our Board of Directors or any committee of our Board of Directors. In the event a director is removed from the Board of Directors within twelve months of a change of control of the Company for reasons other than cause, all remaining unvested options held by that director become fully vested. Our directors also are eligible to receive additional discretionary option grants pursuant to our 1998 Stock Plan, and our employee directors are also eligible to receive additional discretionary option grants pursuant to our 1998 Employee Stock Purchase Plan.

On December 30, 2005, our Board of Directors approved the terms of compensation to be paid to the non-management directors. Compensation for non-management directors includes an annual restricted stock unit grant with a value of $37,500 awarded on the date of the Company’s Annual Stockholder’s meeting as well as an annual cash retainer of $25,000 for serving as a director and a cash bonus of $12,500 for attendance at all regularly scheduled quarterly board meetings. Directors may voluntarily elect to receive up to 100% of their cash retainers in the form of the Company’s common stock with a 10% value premium, subject to holding requirements and our stock ownership guidelines, when adopted by the Board of Directors. Our Board of Directors also approved an increase in the initial stock grant that directors would receive upon their first election to the board from 15,000 shares of common stock to 30,000 shares of common stock. This description of the compensation arrangements for non-management directors is qualified in its entirety by reference to the Summary of the Non-management Director Compensation Plan filed as Exhibit 10.23 to our Annual Report on Form 10-K dated February 23, 2006.

EQUITY COMPENSATION PLAN SUMMARY

Plan	Number of securities to be issued upon exercise of outstanding options as of December 31, 2005	Weighted average exercise price of outstanding options	Numbers of securities remaining available for future issuance under equity compensation plans as of December 31, 2005
Equity compensation plans approved by stockholders (1)	2,924,766	$5.57	531,356
Equity compensation plans not approved by stockholders (2)	1,828,512	$3.89	636,649

Totals	4,753,278		1,168,005

(1)	Includes the 1992 Stock Plan (outstanding options to purchase 89,196 shares with a weighted average exercise per share of $2.50) and the 1998 Stock Plan (options to purchase 2,835,570 shares with a weighted average exercise per share of $5.67).
(2)	Includes the 1999 Nonstatutory Stock Option Plan. In December 1999, the Board of Directors adopted the 1999 Nonstatutory Stock Option Plan under which the Company currently may grant nonstatutory stock options and stock purchase rights to employees and consultants, but not to officers and directors of the Company.

CERTAIN TRANSACTIONS

During 2004 and 2005, we granted 410,000 and 225,000 options, respectively, to certain of our executive officers and directors. We intend to grant options to our executive officers and directors in the future.

We have entered into indemnification agreements with our executive officers, directors and certain significant employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party.

In connection with our acquisition of VTC in November 2002, we issued to Tektronix, former parent of VTC, approximately 3.3 million shares of our common stock and a subordinated promissory note payable to Tektronix in an aggregate principal amount of $3.2 million at an annual interest rate of 8% and matures in November 2007. In connection with the acquisition of VTC, we and Tektronix entered into (i) a Standstill and Disposition Agreement relating to the registration, voting and disposition of the shares, as well as for reimbursement of certain expenses in connection with the registration of the shares; (ii) an arrangement relating to use of certain of our and Tektronix’s technology; and (iii) a transition services agreement regarding services to be provided by Tektronix to us.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Compensation Committee with respect to the Company’s fiscal year ended December 31, 2005.

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and recommends to the Board of Directors specific compensation levels for executive officers and non-employee directors. It also administers the Company’s employee stock benefit plan for executive officers. The Compensation Committee is currently composed of independent, non-employee directors who, except as disclosed under “Compensation Committee Interlocks and Insider Participation,” have no interlocking relationships as defined by the Securities and Exchange Commission. Each member of the Committee meets the independence requirements specified by the listing standards of National Association of Securities Dealers, Inc and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). The Chair reports the Compensation Committee’s actions to the full Board following each committee meeting. The Compensation Committee held five meetings during 2005 and all members of the Compensation Committee attended of such meeting.

The Compensation Committee’s guiding principle is to assure the Company’s compensation and benefits policies attract and retain key employees necessary to support the Company’s growth and success, both operationally and strategically. The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively the “Executive Officers”), should be influenced by the Company’s performance. The Compensation Committee establishes the salaries and bonuses of all of the Executive Officers by considering (i) the Company’s financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer’s area of responsibility, (iii) the salaries and bonuses of executive officers in similar positions of comparably sized companies and (iv) the relationship between revenue and executive officer compensation. The Compensation Committee believes that the Company’s executive officer salaries and bonuses in 2005 were comparable in the industry for similarly sized businesses.

In addition to salary and bonus, the Compensation Committee, from time to time, makes recommendations to the Board of Directors regarding granting options to Executive Officers. The Compensation Committee thus views option grants as an important component of its long-term, performance based compensation philosophy. Since the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate Executive Officers to manage the Company in a manner, which will also benefit stockholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer’s ability to influence the Company’s long-term growth and profitability.

Salvatore D’Auria has served as President and Chief Executive Officer since his appointment by the Board of Directors in August 1994. In determining Mr. D’Auria’s base salary, bonus and long-term performance based compensation for 2006, the Compensation Committee considered both the Company’s performance and Mr. D’Auria’s individual performance using the same criteria described previously for determining executive compensation, as well as other individual considerations such as leadership, ethics and corporate governance. In analyzing the Company’s performance, the Compensation Committee noted the growing visibility the Company recognized from potential first tier U.S. telco customers as well as the increase in the number of major digital TV headend and remote headend orders during 2005. His base salary for 2006 has been set at $325,000 per annum. The Compensation Committee believes that Mr. D’Auria’s compensation is appropriate given the Company’s performance in 2005.

Submitted by the Compensation Committee

of the Board of Directors

Neal Douglas

Roger H. Moore

THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Pursuant to the Audit Committee Charter adopted by the Board of Directors, the Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, appoints the independent registered accounting firms, reviews the services performed by the Company’s independent registered accounting firms and evaluates the Company’s accounting policies and its system of internal controls that management and the Board have established. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K with the Company’s management, its accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed the judgments of PricewaterhouseCoopers LLP, the Company’s independent registered accounting firms who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States of America, the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as modified or supplemented. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board in Standard No. 1 (Independence Discussion with Audit Committee), as modified or supplemented, which the Audit Committee received from PricewaterhouseCoopers LLP.

The Audit Committee discussed with the Company’s independent registered accounting firms the overall scope and plans for their respective audits. The Audit Committee met with the independent registered accounting firms, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during 2005.

The Audit Committee has considered the independent registered accounting firm’s provision of non-audit services in 2005 and determined that the provision of these services is compatible with and does not impair PricewaterhouseCoopers LLP’s independence. The Board of Directors also has determined that none of the directors who serve on the Audit Committee has a relationship to the Company that may interfere with his independence from the Company or its management. Consequently, each director who serves on the Audit Committee is “Independent” for purposes of the Nasdaq listing standards.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved such recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firms for the year ending December 31, 2006.

Submitted by the Audit Committee

Neal Douglas

Clifford H. Higgerson

Roger H. Moore

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders on our common stock with the cumulative total return of the Nasdaq Stock Market Index-U.S. and the Electronics Component Index. The graph assumes that $100 was invested on December 29, 2000 in each of our common stock, the Nasdaq Stock Market Index-U.S. and the Electronics Component Index, including reinvestment of dividends. No dividends have been declared or paid on our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

Total Return Analysis	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/30/05
Tut Systems	$100.00	$28.12	$15.27	$78.06	$48.73	$36.24
Electronic Components Index	$100.00	$68.32	$36.58	$70.40	$55.68	$55.17
Nasdaq Composite Index	$100.00	$78.95	$54.06	$81.09	$88.06	$89.27

THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a). In 2005 no Form 4 was filed on a late basis. Based solely on our review of copies of such forms we received, or on written representations from certain reporting persons that no other reports were required for such persons, we believe that during 2005 all of the Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the proxy statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 2007, such proposal must be received by us no later than December 27, 2006.

In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice to our Secretary no less than 120 calendar days prior to the date corresponding to the date that we first mailed the proxy materials for this year’s Annual Meeting, or December 27, 2006. A copy of the full text of the Bylaw provision discussed above may be obtained by writing to our Secretary. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to Tut Systems, Inc., 6000 SW Meadows Rd, Suite 200, Lake Oswego, Oregon 97035.

These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the Securities and Exchange Commission.

FORM 10-K

The Company will provide without charge to any stockholder, upon the stockholder’s written request, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Requests should be sent to Tut Systems, Inc., 6000 SW Meadows Rd., Suite 200, Lake Oswego, Oregon, 97035.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares he represents as the Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope that has been provided.

By Order of the Board of Directors

Salvatore D’Auria

Chairman, President and Chief Executive Officer

Lake Oswego, Oregon

Dated: April 18, 2006

TUT SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 25, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF TUT SYSTEMS, INC.

The undersigned stockholder of Tut Systems, Inc., a Delaware corporation (“Tut Systems”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 18, 2006, and, revoking all prior proxies, hereby appoints Salvatore D’Auria and Randall Gausman, each with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the annual meeting of stockholders of Tut Systems to be held at the Hilton Garden Inn, 14850 Kruse Oaks Drive, Lake Oswego, Oregon 97035, at 10:00 a.m. on Thursday, May 25, 2006, and at any adjournment or postponement thereof, on the matter set forth in this proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

1.	The election of director: Neal Douglas

☐ FOR the nominee listed below	☐ WITHHOLD AUTHORITY to vote for nominee listed below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR THIS NOMINEE, WRITE THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

EXCEPTIONS

The election of director: Steven Levy

☐ FOR the nominee listed below	☐ WITHHOLD AUTHORITY to vote for nominee listed below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR THIS NOMINEE, WRITE THE NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

EXCEPTIONS

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

2.	To consider and vote upon a proposal to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Our Board of Directors unanimously recommends that you vote FOR approval of this proposal.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Proxy cards properly executed and returned without direction will be voted “FOR” the proposals.

Signature must be that of the stockholder himself or herself. If shares are held jointly, each stockholder named should sign. If the stockholder is a corporation, please sign the full corporate name by a duly authorized officer. If the stockholder is a partnership, please sign the partnership name by an authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.

Dated:

INDIVIDUAL OR JOINT HOLDER:

Signature

Print Name Here

Signature (if held jointly)

Print Name Here

CORPORATE OR PARTNERSHIP HOLDER:

Company Name

By:

Its: